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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  MEDCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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FOR IMMEDIATE RELEASE
Contacts:
Glenn C. Andrews
Chief Financial Officer or
G. Michael Freeman
Director, Corporate Communications
Medco Research, Inc.
(919) 653-7001

                  MEDCO RESEARCH ISSUES LETTER TO STOCKHOLDERS
                            ON CHANCERY COURT RULING

RESEARCH TRIANGLE PARK, NC, February 11, 2000 -- The Board of Directors of Medco Research, Inc. (NYSE: MRE) sent the following letter to Medco's stockholders regarding its proposed merger with King Pharmaceuticals (Nasdaq: KING).


                                                             February 11, 2000


      Dear Stockholder:

      Pursuant to an order of the Delaware Court of Chancery in the action brought by the State of Wisconsin Investment Board ("SWIB"), the special meeting of stockholders of Medco Research, Inc. ("Medco") to consider the proposed merger of Medco with King Pharmaceuticals, Inc ("King"), originally scheduled for February 10, 2000, has been adjourned until February 25, 2000, in order to give Medco stockholders additional time to consider the supplemental information distributed by Medco in its Letter to Stockholders dated January 31, 2000. We are distributing this letter to clarify the position of Medco's Board of Directors on certain matters relating to the meeting to be held on February 25, 2000.

      The calculation of the exchange ratio in the Merger Agreement depends upon the average closing price of King's stock during a twenty consecutive trading day period ending with and including the third day prior to the date of the meeting at which the merger is to be considered by Medco's stockholders. In response to the adjournment of the stockholders meeting from February 10 to February 25, 2000, King issued a press release today in which it stated that the "Average Closing Price" in the Merger Agreement will be the average of the closing price per share of King's stock during the twenty consecutive trading days commencing with and including January 25, 2000, and ending with and including February 22, 2000.

                                    - more -

      Prior to the Court order that resulted in the adjournment of the stockholders meeting from February 10 to February 25, 2000, the twenty trading day period for the calculation of the average price of King stock ended on February 7, 2000, and yielded an average King stock price during that twenty day period of $57.13. Pursuant to the terms of the Merger Agreement, that average price yielded an exchange ratio of .5952 for purposes of the stockholders meeting that was scheduled for February 10, 2000. King's announcement of a revised pricing period that began on January 25 and will end on February 22, 2000 may yield an exchange ratio that is different from .5952 and will depend on the performance of King's stock over the next six trading days. Medco's Board is prepared to accept any interpretation of the Merger Agreement that has the effect of increasing the exchange ratio for Medco stockholders.

                             YOUR VOTE IS IMPORTANT

      The Medco stockholders meeting has been adjourned until February 25, 2000 at 10:00 a.m. at the Warwick Hotel, 65 W. 54th Street, New York, New York. Your Board of Directors continues to unanimously support the merger with King and unanimously urges you to vote "FOR" the adoption of the merger agreement and the approval of the merger.

      If you have already cast your vote for or against the Merger, and you do not wish to change your vote, it is not necessary for you to take any further action. If you have any questions or need assistance in voting your stock, please contact our proxy solicitor at (800) 659-6590.

      Sincerely,

      /s/ Richard C. Williams
      Richard C. Williams
      Chairman of the Board

      /s/ William Bartlett
      William Bartlett

      /s/ Dr. Jay N. Cohn
      Dr. Jay N. Cohn

      /s/ Mark B. Hirsch
      Mark B. Hirsch

      /s/ Eugene L. Step
      Eugene L. Step

                                    - more -

Medco Research is a pharmaceutical company engaged in the global commercialization of cardiovascular medicines and adenosine-based products. Two adenosine-based products successfully developed by the Company - Adenocard(R) and Adenoscan(R) - are currently marketed and have established the value of adenosine-receptor technology in cardiovascular medicine.

                                      # # #

Statements contained in this release which are not historical facts are or may constitute forward looking statements under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. Forward-looking statements involve known and unknown risks that could cause the Company's actual results to differ materially from expected results. Factors that could cause actual results to differ materially include, among others, assimilation and other risks related to mergers; the high cost and uncertainty of the research, clinical trials and other development activities involving pharmaceutical products; the Company's ability to fund its activities internally or through additional financing, if necessary; the unpredictability of the duration and results of the U.S. FDA's review of New Drug Applications and Investigational New Drug Applications and/or the review of other regulatory agencies worldwide; the possible impairment of, or inability to obtain, intellectual property rights and the cost of obtaining such rights from third parties; intense competition; the uncertainty of obtaining, and the Company's dependence on third parties to manufacture and sell its products; results of pending or future litigation and other risk factors detailed from time to time in the Company's SEC filings. The Company does not undertake to publicly update or revise any of its forward looking statements even if experience or future changes show that the indicated results or events will not be realized.

Investors are urged to read the proxy statement/prospectus included in the registration statement on Form S-4 (file no. 333-92575) filed with the Securities and Exchange Commission by King Pharmaceuticals, Inc. including the documents incorporated by reference therein, because these documents contain important information. These documents are available free of charge at the SEC's Internet site at http://www.sec.gov. These documents (excluding exhibits other than those specifically incorporated by reference into the proxy statement/prospectus) are also available free of charge upon request directed to King Pharmaceuticals at 501 Fifth Street, Bristol, TN 37620 or Medco at 7001 Weston Parkway, Cary, NC 27513, as applicable.